UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2010

REWARDS NETWORK INC.

(Exact Name of Registrant Specified in its Charter)

Delaware	1-13806	84-6028875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two North Riverside Plaza, Suite 950 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 521-6767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

We held our annual meeting of stockholders on May 18, 2010. Our stockholders voted on two proposals at the annual meeting.

1. Election of Directors

At our annual meeting of stockholders, the stockholders elected the following persons to the Board of Directors: (1) Donald J. Liebentritt, (2) Ronald L. Blake, (3) Raymond A. Gross, (4) F. Philip Handy, (5) Marc C. Particelli, (6) Michael J. Soenen, and (7) Mark R. Sotir. The stockholders voted as follows with respect to each director nominee:

Director Nominee	For	Withheld	Abstain	Broker Non-Votes
Donald J. Liebentritt	6,561,759	70,490	0	1,461,133
Ronald L. Blake	6,562,036	70,213	0	1,461,133
Raymond A. Gross	6,559,386	72,863	0	1,461,133
F. Philip Handy	6,452,541	179,708	0	1,461,133
Marc C. Particelli	6,561,730	70,519	0	1,461,133
Michael J. Soenen	6,559,402	72,847	0	1,461,133
Mark R. Sotir	6,562,036	70,213	0	1,461,133

2. Ratification of the Appointment of our Independent Registered Public Accounting Firm for 2010.

At our annual meeting of stockholders, the stockholders also voted to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2010. The stockholders voted as follows with respect to the ratification of the appointment of our independent registered public accounting firm for 2010:

For	Against	Abstain	Broker Non-Votes
8,002,271	42,778	48,333	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REWARDS NETWORK INC.

By:	/S/ ROYA BEHNIA
Roya Behnia Senior Vice President, General Counsel and Secretary

Dated: May 19, 2010